As filed with the Securities and Exchange Commission on March 21, 1995

                                                  Registration No. 33-
                                                                      ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            INTER-TEL, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           -------------------------

       ARIZONA                               3661                   86-0220994

(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                    NUMBER)

                            7300 WEST BOSTON STREET
                            CHANDLER, ARIZONA 85226
                                 (602) 961-9000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                           -------------------------

                               STEVEN G. MIHAYLO
         CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER
                            INTER-TEL, INCORPORATED
                            7300 WEST BOSTON STREET
                            CHANDLER, ARIZONA 85226
                                 (602) 961-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------

                     Copies of all communications should be
                                    sent to:


        JEFFREY D. SAPER, ESQ.                          PAUL MEYER, ESQ.
        PATRICK J. SCHULTHEIS, ESQ.                  MEYER, HENDRICKS, VICTOR,
    WILSON, SONSINI, GOODRICH & ROSATI                  OSBORN & MALEDON
            650 PAGE MILL ROAD                      2929 NORTH CENTRAL AVENUE
            PALO ALTO, CA 94304                            SUITE 2100
              (415) 493-9300                         PHOENIX, AZ 85012-2794
                                                          (602) 640-9300

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.


 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to
      Rule 415 under the Securities Act of 1933, check the following box. /X/




                        CALCULATION OF REGISTRATION FEE
=================================================================================================
TITLE OF EACH CLASS OF     AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   SECURITIES TO BE            BE           OFFERING PRICE         AGGREGATE         REGISTRATION
     REGISTERED            REGISTERED         PER SHARE*        OFFERING PRICE*           FEE
- --------------------------------------------------------------------------------------------------
Common Stock...........     250,000            $11.125            $2,781,250             $960
=================================================================================================
*    Estimated  solely for the purpose of calculating  the  registration  fee in accordance  with Rule 457 under the  Securities  Act of 1933,  based on the average of the high and low prices per share of Common  Stock  reported  on the Nasdaq National Market System on March 14, 1995.

                                  ------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





                  SUBJECT TO COMPLETION, DATED MARCH 21, 1995
                                 250,000 SHARES
                                   INTER-TEL
                                  COMMON STOCK
                             ----------------------

          All of the 250,000 shares of Common Stock of Inter-Tel, Incorporated ("Inter-Tel" or the "Company") offered hereby are being offered for sale from time to time by one of the Company's shareholders (the "Selling Shareholder"). See "Principal and Selling Shareholders." The Company has been advised that the Selling Shareholder expects to offer the shares on the Nasdaq National Market System through certain broker-dealers at the then current market price or in negotiated transactions. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholder.

         See  "Investment   Considerations"   for  information  that  should  be
considered by prospective investors.

         The Selling Shareholder will bear all discounts and commissions paid to broker-dealers in connection with the sale of the shares and the fees and expenses of any counsel and other advisers that the Selling Shareholder may employ to represent it in this offering.

         The Common Stock is quoted on the NASDAQ National Market System under the trading symbol "INTL." On March 20, 1995, the last sale price of the Common Stock as reported by the NASDAQ National Market System was 10 3/8 per share.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------


                 The date of this Prospectus is March 21, 1995





         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this Registration Statement or incorporated by reference herein. For further information regarding the Company and the Common Stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits and schedules thereto. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The  following   documents   filed  with  the   Commission  are  hereby
incorporated in this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

         The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act of 1934 on February 26, 1982 (File No. 0-10211).

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 of 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document, all or a portion of which is incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently dated document, which also is incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company's executive offices as follows: Inter-Tel, Incorporated, 7300 West Boston Street, Chandler, Arizona 85226. Telephone requests may be directed to
(602) 961-9000, Attn:
Corporate Secretary.


                           INVESTMENT CONSIDERATIONS

         Prospective investors should carefully consider the following factors, together with the other information contained in this Prospectus, in evaluating an investment in the Common Stock.

         DEPENDENCE UPON CONTRACT MANUFACTURERS AND COMPONENT SUPPLIERS. Although the Company primarily uses standard parts and components in the manufacture of its products, certain components used in the Company's systems, including certain microprocessors, integrated circuits and voice processing interface cards, are currently available from a single source or limited sources of supply. In addition, the Company currently manufactures its products through a limited number of contract manufacturers located in the United States, South Korea and the Philippines. Foreign manufacturing facilities are subject to changes in government policies, imposition of tariffs and import restrictions and other factors beyond the Company's control. From time to time, the Company has experienced delays in the supply of components and finished goods. There can be no assurance that the Company will not experience such delays in the future, and delay in delivery or lack of supply from existing sources or the inability to develop alternative sources, if and when required in the future, could materially and adversely affect operating results.

         TECHNOLOGICAL CHANGE AND DEPENDENCE ON NEW PRODUCTS. The market for the Company's systems and products is characterized by technological change and continuing demand for new features and applications. Accordingly, the timely introduction of new products and product features, as well as new telecommunications applications, will be a key factor in the Company's continued success. There can be no assurance that the Company will be able to identify, develop and introduce into its products in a timely manner new features and technologies responsive to changing market needs. In addition, new features and products from time to time contain undetected errors or "bugs" when first released, which can impact market acceptance of the Company's products.
Moreover, new products often take several weeks or months before their manufacturing costs stabilize, which may affect operating results during this period. The Company introduced a new, fully digital telephone system, called AXXESS, in the fourth quarter of 1993. This system has become the Company's principal product line. In addition, the Company intends to incorporate the AXXESS software into certain other product lines in the future, increasing the Company's dependence on AXXESS products and the underlying software. There can be no assurance that the market success of AXXESS can be sustained, and any diminution and market acceptance of such product could have material adverse effect on the Company's operating results. Moreover, there can be no assurance that the Company will be able to continue to develop new products, technologies and applications as required by changing market needs in the future.

         COMPETITION. The market for the Company's products is highly competitive and has been characterized in recent periods by pricing pressures, business consolidations and slightly higher revenue trends in sales of initial systems. The Company competes with a large number of companies including AT&T and Northern Telecom, as well as Comdial, Executone, Iwatsu, Mitel, NEC, Nitsuko, Panasonic, ROLM, Toshiba and others. Many of these competitors have significantly greater financial, marketing and technical resources than the Company. The Company also competes against the regional Bell operating companies, which offer systems produced by one or more of the aforementioned competitors and also offer Centrex services in which call switching facilities are provided through equipment located in the telephone company's central office. In addition, certain of the Company's competitors market systems designed specifically for very small or very large organizations, markets which the Company's current products do not specifically address. The Company expects that competition will continue to be intense in the markets addressed by the Company and there can be no assurance that the Company will be able to continue successfully.

         POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS. The Company's quarterly operating results depend upon the volume and timing of orders received during the quarter, which are difficult to forecast. The Company's customers typically require the immediate shipment and installation of systems. As a result, the Company has historically operated with a relatively small backlog, and sales and operating results in any quarter are principally dependent on orders booked and shipped in that quarter. Moreover, market demand for investment in capital equipment such as telephone systems is largely dependent on general economic conditions, and can vary significantly as a result of changing conditions in the economy as a whole. The Company's expense levels are based in part on expectations as to future sales and, if sales levels do not meet expectations, operating results could be adversely affected. Because sales of systems through the Company's dealers produce lower margins than sales through the Company's direct sales organization, operating results will vary based upon the mix of sales through direct and indirect channels. In addition, although the Company to date has been able to resell the rental streams from leases under its Totalease program profitably and on a substantially current basis, the timing and profitability of lease resales from quarter to quarter could impact operating results. Also, the Company continues to acquire distributors of telephony products and other complementary businesses. No assurance can be given that acquired businesses can be successfully integrated into the Company or that acquisitions will positively impact operating results. The accounting effects of such transactions could result in fluctuations in quarterly financial results. The Company is also subject to seasonality in its operating results, as net sales for the first quarter are frequently flat or below the previous fourth quarter results. As a result of these factors, the Company could experience fluctuations in sales and operating results on a quarterly basis.

         PROPRIETARY RIGHTS. From time to time the Company is subject to proceedings alleging infringement by the Company of intellectual property rights of others. Such proceedings could require the Company to expend significant sums in litigation and could require the Company to pay significant damages, develop non-infringing technology or acquire licenses to the technology which is the subject of the asserted infringement. Moreover, the Company relies upon copyright and trade secret protection to protect the Company's proprietary rights in its products. There can be no assurance that these protections will be adequate to deter misappropriation of the Company's technologies or independent third party development of similar technologies.


                                  THE COMPANY

         Inter-Tel designs, produces and markets telephone systems, applications and services to businesses and other organizations requiring small to medium size telephone system installations. The Company is a leading supplier to this market, with an installed base estimated at approximately 160,000 systems and 3,300,000 telephones. The Company's products and services include telephone switches and telephones, maintenance, leasing and support services, long distance calling services, and voice mail and other telecommunications applications. The Company's wide range of products support installations of 5 to 500 telephones, with the Company's principal system sales consisting of systems supporting 11 to 200 telephones. Based on information obtained from industry sources, the Company believes that systems supporting 5 to 500 telephones represent 95% of all domestic telephone system installations, and that the market for these systems and related applications in the United States was in excess of $4 billion in 1993.

         The Company was incorporated in Arizona in July 1969. Its principal offices are located at 7300 West Boston Street, Chandler, Arizona 85226 and its telephone number at that address is (602) 961-9000. As used in this Prospectus, "Inter-Tel" or the "Company" refers to Inter-Tel, Incorporated and its subsidiaries.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares offered hereby.



                              SELLING SHAREHOLDER

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock of the Selling Shareholder as of March 3, 1995. Karl Eller, the sole shareholder of the Selling Shareholder, is a former director of the Company. On August 29, 1994, the Selling Shareholder purchased 250,000 shares of the Company's Common Stock from Steven G. Mihaylo, the Chairman of the Board of Directors and Chief Executive Officer of the Company.

                                                    SHARES BENEFICIALLY                      SHARES BENEFICIALLY
                                                  OWNED PRIOR TO OFFERING     NUMBER OF        OWNED AFTER OFFERING
                                                  ------------------------    SHARES BEING   -----------------------
          NAME OF SELLING SHAREHOLDER              NUMBER      PERCENTAGE      OFFERED        NUMBER      PERCENTAGE
          ---------------------------              -------     -----------   ------------     ------      ----------

Red River Resources, Inc.(1).................      262,500        2.5%          250,000        12,500         *
- ---------
*        Less than one percent of the outstanding Common Stock
(1)      Includes  12,500  shares  underlying  stock options which are currently exercisable  by  Karl  Eller,  the  sole  shareholder  of  the  Selling
         Shareholder.


                              PLAN OF DISTRIBUTION

         The Common Stock offered hereby is being offered directly by the Selling Shareholder. The Company has been advised by the Selling Shareholder that it intends to sell all of the shares offered hereby from time to time during the ninety (90) day period following the date of this Prospectus in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholder may also make private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling
Shareholder and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         The Company has advised the Selling Shareholder that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Shareholder with a copy of these Rules and has informed the Selling Shareholder of the need for delivery of copies of this Prospectus. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         At the time a particular offer of the shares of Common Stock registered hereunder is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter for securities purchased from, any discount, commission and other item constituting compensation and any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         There can be no assurance that the Selling Shareholder will sell all or any of the shares of Common Stock offered hereunder.

                                 LEGAL MATTERS

         Certain matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Company by Kristi S. Bonfiglio, the Company's General Counsel.

                                    EXPERTS

         The consolidated financial statements of Inter-Tel, Incorporated incorporated by reference in Inter-Tel, Incorporated's Annual Report (Form 10K) for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon authority of such firm as experts in accounting and auditing.





                            INTER-TEL, INCORPORATED

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Registration fee--Securities and
       Exchange Commission...................................   $     960
     Accountant's fees.......................................   $   2,000
     Legal fees..............................................   $   6,500
     Miscellaneous...........................................   $     540
                                                                ----------
     Total  .................................................   $  10,000


All of  the  above  expenses  will  be  paid  (or  reimbursed)  by  the  Selling
Shareholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

            At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.




ITEM 16.    EXHIBITS.

    Exhibit No.                                        Exhibit

      5.1           Opinion of Kristi S. Bonfiglio, Esq., General Counsel
     23.0           Consent of Independent Auditors
     23.1 Consent of Kristi S. Bonfiglio, Esq., General Counsel (included in Exhibit 5.1)


ITEM 17.    UNDERTAKINGS

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                            INTER-TEL, INCORPORATED

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on the 20th day of March, 1995.


                                  INTER-TEL, INCORPORATED



                                  By: /S/ KURT R. KNEIP
                                     -----------------------------------
                                      Kurt R. Kneip, Vice President and
                                      Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                         Title                                  Date
- ----------------------------------------     --------------------------------------------       -----------------
       /S/   STEVEN G. MIHAYLO
- ----------------------------------------     Chairman of the Board of Directors and Chief        March 20, 1995
             Steven G. Mihaylo               Executive Officer (Principal Executive Officer)

      /S/      KURT R. KNEIP
- ----------------------------------------     Vice President and Chief Financial Officer          March 20, 1995
               Kurt R. Kneip                 (Principal Financial and Accounting Officer)

      /S/  MAURICE H. ESPERSETH
- ----------------------------------------     Director                                            March 20, 1995
           Maurice H. Esperseth

      /S/     C. ROLAND HADEN
- ----------------------------------------     Director                                            March 20, 1995
              C. Roland Haden

      /S/      KATHLEEN WADE
- ----------------------------------------     Director                                            March 20, 1995
               Kathleen Wade

      /S/     GARY D. EDENS
- ----------------------------------------     Director                                            March 20, 1995
              Gary D. Edens

      /S/     NORMAN STOUT
- ----------------------------------------     Director                                            March 20, 1995
              Norman Stout
